Exhibit 10.1

AMENDMENT NO. 2

TO

SECURITIES PURCHASE AGREEMENT

This Amendment No. 2 to Securities Purchase Agreement (this “Amendment”) is entered into as of September 16, 2026, by and among Adial Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and each of the Persons listed on the signature pages hereto (each, an “Investor” and together, the “Investors”).

RECITALS

WHEREAS, the Company and each of the Persons listed on Exhibit A attached thereto entered into that certain Securities Purchase Agreement, dated as of June 11, 2026, as amended on August 12, 2026 (the “Agreement”);

WHEREAS, Section 8.16 of the Agreement provides that no amendment, modification, alteration, waiver or change in any of the terms of the Agreement shall be valid or binding unless made in writing and duly executed by the Company and a Majority in Interest of the Investors;

WHEREAS, (a) Section 2.3(b) of the Agreement provides that, in the event an Investor exercises, prior to such Investor completing a Milestone Closing, any of the Prefunded Warrants issued to the Investor at the Initial Closing for shares of Common Stock, such Investor’s ability to participate in the  Milestone Closing will be proportionally reduced and (b) Section 2.4 of the Agreement provides that, in the event an Investor exercises, prior to such Investor completing a Milestone Closing, any of the Prefunded Warrants issued to the Investor at the Initial Closing for shares of Common Stock, the number of Milestone Incentive Warrants such Investor will be eligible to receive will be proportionally reduced (collectively, the “Penalty Provisions”);

WHEREAS, for accounting purposes, the Penalty Provisions cause the entire value of the Eligible Milestone Prefunded Warrants and the Milestone Incentive Warrants to be classified as a liability in the Company’s financial statements;

WHEREAS the Company and the undersigned Investors, constituting at least a Majority in Interest of the Investors, desire to amend the Agreement to remove the Penalty Provisions;

NOW, THEREFORE, in consideration of the agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions.

Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

2.	Amendments:

(a) Section 2.3(b).

Subsection (b) of Section 2.3 of the Agreement is hereby amended by removing the Penalty Provision. As amended, Subsection (b) of Section 2.3 shall read in its entirety as follows:

“(b) At a Milestone Closing, the Company agrees to sell, and each such participating Investor, severally and not jointly, shall have the right, but not the obligation, to purchase, all or any portion of the number of Milestone Prefunded Warrants set forth opposite such Investor’s name on Exhibit A hereto under the heading “Milestone Prefunded Warrants” (the “Eligible Milestone Prefunded Warrants”), in one or more Milestone Closings, for a purchase price per Milestone Prefunded Warrant equal to the Purchase Price.”

(b) Section 2.4.

Section 2.4 of the Agreement is hereby amended by removing the Penalty Provision. As amended, Section 2.4 shall read in its entirety as follows:

“2.4 Milestone Incentive Warrants. At a Milestone Closing, the Company shall also issue Milestone Incentive Warrants to each such participating Investor in the form attached hereto as Exhibit C (the “Milestone Incentive Warrants”) to purchase a number of shares of Common Stock equal to the product of (x) the number of shares of Common Stock set forth opposite such Investor’s name on Exhibit A hereto under the heading “Milestone Incentive Warrants” and (y) a fraction, the numerator of which is the number of Milestone Prefunded Warrants purchased by such Investor at such Milestone Closing and the denominator of which is the total number of Milestone Prefunded Warrants set forth opposite such Investor’s name on Exhibit A hereto under the heading “Milestone Prefunded Warrants”.”

(c) Section 5.19.

A new Section 5.19 of the Agreement is added to the end of Section 5 and shall read as follows:

“5.19 Investor Lock Up. No Investor shall (i) offer for sale, sell, assign, transfer, pledge, contract to sell, lend or otherwise dispose of any Lockup Warrant Shares (as such term is defined below), (2) enter into any swap, hedge or similar agreement or arrangement (including, without limitation, the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivatives transaction or instrument, however described or defined) that transfers, is designed to transfer or reasonably could be expect to transfer in whole or in part, directly or indirectly, any of the economic benefits or risks of ownership of the Lockup Warrant Shares, or (3) publicly disclose the intention to do any of the foregoing (the “Lock-Up Restrictions”), until the earlier of the (i) Milestone Event Notice Date or the five-year anniversary of the Initial Closing Date, (ii) the date such Investor has purchased Milestone Prefunded Warrants representing the full number of number of shares of Common Stock set forth opposite such Investor’s name on Exhibit A  under the heading “Milestone Prefunded Warrants” or (iii) upon the irrevocable waiver by such Investor of such Investor’s right to purchase any additional Milestone Prefunded Warrants or receive any Milestone Incentive Warrants that have not already been purchased or received by such Investor (the “Lockup Period”), without the written consent of the Company.

Notwithstanding anything herein to the contrary, the foregoing restrictions shall not prohibit the (A) sale of Prefunded Warrants in privately negotiated transactions or (B) transfer of any securities without consideration to an affiliate of such holder (including the distributions to partners and members of such holder) or a custodial nominee, provided that in each case any acquirer enters into an agreement with the Company including substantially similar terms to the Lock-Up Restrictions.

In furtherance of the foregoing, the Company is authorized to notify the Company’s transfer agent of the restrictions on the Lock-Up Restrictions and direct the Company’s transfer agent not to process any attempts by the Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement. Immediately upon expiration of the Lock-Up Period, the Company shall remove and reverse all such stop orders and transfer agent instructions promptly.

For purposes of this Section 5.19, the Lockup Warrant Shares for an Investor shall mean the number of shares of Common Stock underlying the Prefunded Warrants issued to such Investor at the Initial Closing, minus such number of shares of Common Stock underlying the Milestone Prefunded Warrants (i) purchased by (or on behalf of) the Investor at Milestone Closings or (ii) which the Investor has waived the right to purchase.

The Company shall not enter into any waiver, agreement, side letter, understanding or other arrangement with any Investor or any affiliate thereof amending or waiving the terms of the Lock-Up Restrictions that are more favorable in any material respect than those provided to the other Investors, unless such more favorable terms are offered to all Investors on the same basis.

For the avoidance of doubt, the Lock-Up Restrictions shall not prohibit an Investor from establishing, maintaining or closing a short position in shares of Common Stock, provided that such transaction does not constitute a sale, transfer or disposition of the Lockup Warrant Shares.”

3.	No Other Modifications.

Except as expressly set forth in Section 2 of this Amendment, no other provision of the Agreement is amended or modified hereby.

4.	Ratification and Confirmation.

Except as expressly amended hereby, the Agreement remains in full force and effect and is hereby ratified and confirmed in all respects. In the event of any conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control.

5.	Governing Law.

This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction, except to the extent that mandatory principles of Delaware law may apply.

6.	Counterparts; Electronic Signatures.

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures, signatures transmitted by portable document format (PDF) and electronic signatures (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall be deemed original signatures for all purposes hereunder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

COMPANY:

ADIAL PHARMACEUTICALS, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

INVESTORS:

[INVESTOR]

By:
Name:	[____]
Title:	[____]

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